                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 16, 2003


                             SEARS, ROEBUCK AND CO.
               (Exact name of registrant as specified in charter)

                                    New York
                 (State or Other Jurisdiction of Incorporation)

          1-416                                            36-1750680
 (Commission File Number)                      (IRS Employer Identification No.)


        3333 Beverly Road,                                    60179
     Hoffman Estates, Illinois                             (Zip Code)
(Address of principal executive offices)

       Registrant's telephone number, including area code: (847) 286-2500

 (Former name or former address, if changed since last report): Not Applicable

Item 7.     Financial Statements and Exhibits.

            The Exhibit Index included herewith is incorporated herein by reference.

Item 12.    Results of Operations and Financial Condition.

            On October 16, 2003 the Registrant issued a press release announcing its third quarter 2003 earnings, which is attached hereto as Exhibit
            99. The press release contains a full-year 2003 outlook for earnings per share, as well as for certain segments' operating income, which exclude any effect that may result from the expected sale of the Registrant's Credit and Financial Products business (the "Credit Sale"). The Registrant's full year earnings per share will be impacted by the accounting for the gain on the sale, the timing of the closing and the ongoing beneficial impacts to the retail and related services segment. However, these effects cannot be determined with reasonable certainty at this time. Sears' management believes that an outlook excluding the impact of the Credit Sale is useful to investors in that it provides insight into the Registrant's expectations for the performance of its core businesses as ongoing businesses, and as such in a manner comparable with prior periods. The company intends to update its outlook based upon the impacts of the anticipated Credit Sale as soon as practical after the close of the transaction.

            The information in this Form 8-K and the exhibit attached hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Act of 1934, as amended, but shall be deemed to be incorporated by reference in and made a part of the following registration statements filed under the Securities Act of 1933, as amended: Registration Statement Nos. 2-80037, 33-18081, 33-23793, 33-41485, 33-45479, 33-55825, 33-58851, 33-64345, 33-64775,
            333-08141, 333-18591, 333-38131, 333-43309, 333-52056, 333-72514,
            333-87942, 333-92082 and 333-102114.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             SEARS, ROEBUCK AND CO.


                                             By:  /s/ Michael J. Graham
                                                  ------------------------------
                                                  Michael J. Graham
                                                  Vice President and Controller
Date: October 16, 2003

                                  EXHIBIT INDEX

Exhibit No.

    99        Press release dated October 16, 2003.






                                       E-1